UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

Merix Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 6, 2007, based upon management’s recommendation, the Audit Committee of the Board of Directors of Merix Corporation (the “Company”) concluded that the Company’s previously issued financial statements as of and for the first fiscal quarter ended September 1, 2007 (the “Financial Statements”) should no longer be relied upon. The Company will file a Form 10-Q/A to restate the Financial Statements.

The Company recently discovered several accounting errors made in the first fiscal quarter ended September 1, 2007. The errors were discovered by the Company in the normal course of its business processes. The most significant error was the result of the Company authorizing a customer of the Oregon segment to return product for rework. The product was reworked and reshipped prior to quarter end, but the original invoice was not reversed. Instead, the product was reinvoiced upon reshipment to the customer, which resulted in an overstatement of revenue, margins, net income, accounts receivable and shareholders’ equity. The net impact of this adjustment is a reduction of revenue and pre-tax income of $672,000 for the fourteen weeks ended September 1, 2007. The Company also discovered similar errors in transactions relating to returned product at its San Jose facility that resulted in an adjustment to revenue and pre-tax income of $47,000 for the fourteen weeks ended September 1, 2007.

Additionally, the Company discovered errors related to an overcapitalization of expenses related to the installation of the Company’s ERP system that overstated pre-tax income by $255,000 and errors in the valuation of inventory at the Company’s San Jose facility that overstated pre-tax income by $219,000. The income tax impact of all the adjustments was not significant. Management does not believe that any of these errors impacted periods prior to the first fiscal quarter ended September 1, 2007.

The following is a tabular summary of the impact of the restatement on the Company’s unaudited consolidated statement of operations for the fourteen weeks ended September 1, 2007 (in thousands, except per share amounts):

Financial Statement Line Item	As Originally Reported	Total Adjustment	As Restated
Net sales	$100,149	$(719)	$99,430
Cost of sales	86,106	372	86,478
Total operating expenses	14,703	102	14,805
Income tax expense	413	(3)	410
Net income (loss)	(2,459)	(1,190)	(3,649)
Diluted net income (loss) per share	(0.12)	(0.05)	(0.17)

The impact on individual balance sheet line items was not material. Although none of the adjustments had an impact on cash and equivalents, net cash provided by operations in the statement of cash flows decreased by $255,000 and cash provided by investing activities increased by the same amount.

The Audit Committee and management have discussed the matters described above with Grant Thornton LLP, its independent registered public accounting firm.

The Company is evaluating the impact of these errors on its internal control over financial reporting and disclosure controls and procedures. In the Form 10-Q/A, the Company expects that it will report one or more material weaknesses in its internal control over financial reporting and anticipates concluding that its disclosure controls and procedures were not effective for the first quarter of fiscal 2008.

The currently anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis of the impact of the accounting errors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)

Date: December 11, 2007	By:	/s/ Russell S. Pattee
Russell S. Pattee
VP Corporate Controller and Treasurer

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